Exhibit 5.3

[Letterhead of Richards, Layton & Finger, P.A.]

August 6, 2020

Spirit Realty Capital, Inc.

2727 North Harwood Street

Suite 300

Dallas, Texas 75201

Re:	Spirit Realty, L.P.

Ladies and Gentlemen:

We have acted as special Delaware counsel for Spirit Realty, L.P., a Delaware limited partnership (the “Partnership”), and Spirit General OP Holdings, LLC, a Delaware limited liability company (the “General Partner”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of copies of the following:

(a) The Certificate of Limited Partnership of the Partnership, dated September 24, 2012 (the “Partnership Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 24, 2012, and effective on September 25, 2012;

(b) The Agreement of Limited Partnership of the Partnership, dated as of September 25, 2012, executed by the General Partner, as the general partner of the Partnership, and Spirit Finance Corporation, a Maryland corporation, which has changed its name to Spirit Realty Capital, Inc. (“Spirit Realty Capital”), as a limited partner of the Partnership, as amended by the First Amendment thereto, dated as of May 20, 2014;

(c) The First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 12, 2014, executed by the General Partner, as the general partner of the Partnership, and each of Spirit Realty Capital and Spirit Notes Partner, LLC, a Delaware limited liability company, as the only limited partners of the Partnership;

(d) The Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 3, 2017 (the “Partnership Agreement”), executed by the General Partner, as the general partner of the Partnership, and each of Spirit Realty Capital and Spirit Notes Partner, LLC, a Delaware limited liability company, as the only limited partners of the Partnership;

Spirit Realty Capital, Inc.

August 6, 2020

(e) The Certificate of Formation of the General Partner, dated May 18, 2012 (the “General Partner Certificate”), as filed in the office of the Secretary of State on May 18, 2012;

(f) The Limited Liability Company Agreement of the General Partner, dated as of May 18, 2012, executed by Spirit Realty Capital, as the member;

(g) The Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of August 1, 2013, executed by Spirit Realty Capital, as the member, and the General Partner;

(h) The Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of March 25, 2015 (the “General Partner Agreement”), executed by Spirit Realty Capital, as the member, and the General Partner;

(i) The Unanimous Consent of the Board of Managers of the General Partner, dated as of July 31, 2020 (the “General Partner Consent”), and the Unanimous Written Consent of the Board of Managers of the General Partner, dated as of August 3, 2020 (together with the General Partner Consent, the “General Partner Resolutions”);

(j) An Incumbency Certificate for the General Partner, dated as of August 6, 2020;

(k) The Registration Statement on Form S-3 (the “Registration Statement”), filed by the Partnership and others with the Securities and Exchange Commission on September 25, 2017, relating to, inter alia, the registration by the Partnership of debt securities to be issued by it;

(l) The Prospectus, dated September 25, 2017 (the “Base Prospectus”);

(m) The Prospectus Supplement, dated August 3, 2020 (together with the Base Prospectus, the “Prospectus”);

(n) The Indenture, dated as of August 18, 2016 (the “Base Indenture”), between the Partnership and U.S. Bank National Association;

(o) The Fifth Supplemental Indenture, dated as of August 6, 2020 (the “Supplemental Indenture”), between the Partnership, Spirit Realty Capital and U.S. Bank National Association;

(p) The Global Note representing 3.200% Senior Notes Due 2031, dated August 6, 2020, by the Partnership (the “Debt Securities”);

(q) A Certificate of Good Standing for the Partnership, dated August 4, 2020, obtained from the Secretary of State; and

(r) A Certificate of Good Standing for the General Partner, dated August 4, 2020, obtained from the Secretary of State.

Spirit Realty Capital, Inc.

August 6, 2020

The Base Indenture, as supplemented by the Supplemental Indenture, is hereinafter referred to as the “Indenture.” Capitalized terms used herein and not otherwise defined are used as defined in the Indenture.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (r) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (r) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, and (ii) all documents submitted to us as copies conform with the originals of those documents.

For purposes of this opinion, we have assumed (i) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, formed or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, formation or organization, (ii) that each natural person who is a signatory to the documents examined by us has the requisite legal capacity, (iii) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) except to the extent provided in paragraph 3 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (v) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of such document prior to its amendment or restatement from time to time, (vi) that the Partnership Certificate, the Partnership Agreement, the General Partner Certificate, the General Partner Agreement and the General Partner Resolutions are in full force and effect, have not been amended and no amendment of such documents is pending or has been proposed, (vii) that there are no proceedings pending or contemplated for the merger, consolidation, conversion, division, dissolution, liquidation or termination of the Partnership or the General Partner, (viii) that the Debt Securities will be issued in accordance with the Indenture, the Registration Statement and the Prospectus. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Spirit Realty Capital, Inc.

August 6, 2020

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) (the “LP Act”).

2. Under the LP Act and the Partnership Agreement, the Partnership has the requisite partnership power and authority to execute and deliver the Indenture and the Debt Securities, and to perform its obligations under the Indenture and the Debt Securities.

3. Under the LP Act and the Partnership Agreement, the execution and delivery by the Partnership of the Indenture and the Debt Securities, and the performance by the Partnership of its obligations under the Indenture and the Debt Securities, have been duly authorized by the requisite partnership action on the part of the Partnership. Each of the Indenture and the Debt Securities has been duly executed and delivered by the General Partner on behalf of the Partnership.

We understand that you will file this opinion with the Securities and Exchange Commission as an exhibit to Spirit Realty Capital’s and the Partnership’s Current Report on Form 8-K, dated August 6, 2020, which is incorporated by reference in the Registration Statement. In connection with the foregoing, we hereby consent to the filing of this opinion with the Securities and Exchange Commission. We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

BJK/DD